UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2020

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 20, 2020 (the “Petition Date”), Garrett Motion, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Garrett Motion Inc., 20-12212.” On October 6, 2020, the Bankruptcy Court entered an order (the “Interim Order”) granting interim approval of the Debtors’ entry into a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), with the lenders party thereto (the “DIP Lenders”) and Citibank N.A. as administrative agent (the “DIP Agent”). On October 9, 2020 (the “Closing Date”), the Company, the DIP Agent and the DIP Lenders entered into the DIP Credit Agreement. The DIP Credit Agreement provides for a senior secured, super-priority term loan (the “DIP Term Loan Facility”) with a maximum principal of $250 million to be funded in two borrowings as follows: (a) $100 million following the entry of the interim order approving the DIP Credit Agreement and (b) $150 million following the entry of the final order approving the DIP Credit Agreement, in each case, subject to the terms and conditions described therein. The proceeds of the DIP Term Loan Facility are to be used by the Debtors to (a) pay certain costs, premiums, fees and expenses related to the Chapter 11 Cases, (b) make payments pursuant to any interim or final order entered by the Bankruptcy Court pursuant to any “first day” motions permitting the payment by the Debtors of any prepetition amounts then due and owing; (c) make certain adequate protection payments in accordance with the DIP Credit Agreement and (d) fund working capital needs of the Debtors and their subsidiaries to the extent permitted by the DIP Credit Agreement.

The maturity date of the DIP Term Loan Facility is the earlier to occur of (a) March 31, 2021 (the “Scheduled Maturity Date”); provided, however, that upon the Borrower’s written request such Scheduled Maturity Date can be extended by three separate one-month extensions subject to (i) the payment of an extension fee to the Lenders equal to 0.50% of the principal amount of the Loans outstanding at the time of such extension, (ii) no default or Event of Default (as defined in the DIP Credit Agreement) existing at the time of such extension and (iii) accuracy of the representations and warranties in all material respects at the time of such extension and after giving effect thereto; (b) 40 days after entry by the Bankruptcy Court of the interim order approving the DIP Credit Agreement, if the final order approving the DIP Credit Agreement has not been entered prior to the expiration of such 40-day period; and (c) the effective date of a plan of reorganization; and certain other events under the DIP Credit Agreement.

The outstanding principal amount under the DIP Term Loan Facility will bear interest at a rate, equal to (x) prior to March 31, 2021, request that the Lenders extend the Existing Maturity Date in accordance with this Section by up to three separate one-month extensions LIBOR (subject to a 1.00% LIBOR floor) plus 4.50% per annum and (y) following March 31, 2021 if the Scheduled Maturity Date (as defined in the DIP Credit Agreement) has been extended at such time, LIBOR (subject to a 1.00% LIBOR floor) plus 5.50% per annum, in each case, compounded monthly and payable every 30 days in arrears. On the Closing Date, the Company paid 1.00% in commitment fees on the total commitment plus 2.00% in fees in the form of original issue discount on the initial commitment and on the delayed draw borrowing, date the Company will pay 2.00% in the form of original issue discount on the delayed draw loans. Upon an event of default, all outstanding amounts under the DIP Credit Agreement will bear interest at a rate equal to the applicable interest rate plus an additional 2.00% per annum and be payable on demand.

Pursuant to the terms of the DIP Credit Agreement, certain subsidiaries of the Company that guarantee the obligations arising under the Prepetition Credit Agreement and that are Debtors in the Chapter 11 Case will guarantee the Company’s obligations under the DIP Credit Agreement. Subject to certain exceptions, the DIP Term Loan Facility will be secured by a security interest in substantially all of the assets of the Company and the guarantors. The DIP Financing is subject to certain covenants, including, without limitation, related to the incurrence of additional debt, liens, the making of restricted payments, and the Company’s failure to comply with certain bankruptcy-related covenants, in each case as set forth in the DIP Credit Agreement. The DIP Credit Agreement contains representations, warranties and events of default that are customary for debtor-in-possession facilities of this type. The DIP Financing is subject to certain prepayment events, including, without limitation, upon the sale of certain assets, in each case as set forth in the DIP Credit Agreement.

The DIP Facility is subject to final approval by the Bankruptcy Court.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the DIP Credit Agreement is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 20, 2020, the Company was notified by the New York Stock Exchange (the “NYSE”) that, as a result of the Chapter 11 Cases, and in accordance with Section 802.01D of the NYSE Listed Company Manual, the NYSE has commenced proceedings to delist the Company’s common stock (the “Common Stock”) from the NYSE. The NYSE indefinitely suspended trading of the Common Stock on September 21. The Company determined not to appeal the NYSE’s determination, and it is expected that the Common Stock will be delisted. On October 8, 2020, the NYSE filed a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and registration on the NYSE effective as of the opening of business on October 19, 2020.

Trading of the Common Stock commenced, effective as of September 21, 2020, in the over-the-counter market under the symbol “GTXMQ”. The transition does not affect the Company’s operations or business and does not change its reporting requirements under SEC rules.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation the Company’s statements regarding its plans to pursue litigation against Honeywell and the Company’s Chapter 11 process. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s quarterly report on Form 10-Q for the period ended June 30, 2020, as well as the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	DIP Credit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary